As filed with the Securities and Exchange Commission on September 22, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPENTABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	94-3374049 (I.R.S. Employer Identification Number)

799 Market Street, 4th Floor

San Francisco, CA 94103

(415) 344-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey D. Jordan

Chief Executive Officer

OpenTable, Inc.

799 Market Street, 4th Floor

San Francisco, CA 94103

(415) 344-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Patrick A. Pohlen, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600	Alan F. Denenberg, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-161568

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,292,641	$36,193,948	$2,020

(1)   Includes 168,605 shares that the underwriters have the option to purchase to cover overallotments.

(2)   The 1,292,641 shares being registered under this Registration Statement are in addition to the 6,727,500 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-161568).

(3)   Based on the public offering price.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This registration statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of OpenTable, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm. This registration statement relates to the Company’s registration statement on Form S-1, as amended (File No. 333-161568), initially filed by the Company on August 26, 2009 and declared effective by the Securities and Exchange Commission (the “Commission”) on September 22, 2009. The Company is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock offered by certain selling stockholders named in the original registration statement by 1,292,641 shares, 168,605 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of common stock to cover overallotments, if any. Pursuant to Rule 462(b), the contents of the registration statement on Form S-1, as amended (File No. 333-161568), including the exhibits and the power of attorney thereto, are incorporated by reference into this registration statement.

UNDERTAKING

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on September 23, 2009); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than September 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 22nd day of September, 2009.

OPENTABLE, INC.

By:	/s/ JEFFREY JORDAN
Jeffrey Jordan Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY JORDAN	Chief Executive Officer and Director	September 22, 2009
Jeffrey Jordan	(principal executive officer)

/s/ MATTHEW ROBERTS	Chief Financial Officer	September 22, 2009
Matthew Roberts	(principal financial and accounting
officer)

*	Director	September 22, 2009
A. George “Skip” Battle

*	Director	September 22, 2009
Adam R. Dell

*	Director	September 22, 2009
J. William Gurley

*	Director	September 22, 2009
Thomas H. Layton

*	Director	September 22, 2009
Danny Meyer

*	Director	September 22, 2009
Michelle Peluso

*	Director	September 22, 2009
Paul Pressler

*By:	/s/ JEFFREY JORDAN
Jeffrey Jordan
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Form of Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1	Power of Attorney (incorporated by reference to the signature page included with the Registration Statement on Form S-1 of the Registrant, File No. 333-161568).